Exhibit 99.2

Certain statements in this presentation constitute "forward-looking statements". When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to 2008 full year and mid-point guidance, and as adjusted, estimated revenue, adjusted operating cash flow, adjusted free cash flow, net loss and net loss per share, and each of the components thereof, as well as information regarding capital investment are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward- looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Slide 1

Results of Strategic Acquisitions and Business Plan Offsetting Impacts of Challenging Economic Environment Total Revenue Per Room Up .8% - Hotel Services and System Sales Revenue up 19% (Per Room) - Guest Entertainment Revenue Down 5.6% (2.1% Lower Occupancy) Total Operating Expenses Per Room Down 10.4% HDTV Capital Investment Per New Room Down 11.5% Substantial Progress in Deleveraging Balance Sheet During Quarter Adjusted Free Cash Flow of $12.4 Million Long-Term Debt Reduced by $13.6 Million Debt to AOCF Leverage Ratio Reduced from 4.45x to 4.31x Second Quarter Highlights Slide 2

Q2'07 Q2 '07 Proforma Q2 '08 Guest Entertainment 99.9 101.4 95.2 Broadband Internet 25 25.3 30.1 Other 10 10.1 12.1 Diversifying Revenue Composition Guest Entertainment Hotel Services Other* * "Other" includes System Sales, Advertising and Other Revenue Up 1.8% 30.7% of Revenue from Non-Guest Entertainment Services +20.3% - 4.7% +20.7% $137.3 $134.9 Slide 3

Total Revenue Per Room Comparison Total Revenue per Room increased 0.8% - Hotel Services and System Sales Offset Decline in Guest Entertainment Guest Entertainment : - Occupancy lower by 2.1% - Lackluster Movies- 4 $100 Million Box Office Titles in Q2 '08 vs. 8 in Q2 '07 - Very "Cautious Consumers" Slide 4

Gross Profit Per Room Comparison Stable Gross Margin for Movies Improving TV Programming Margins with Conversion to HD Broadband and System Sales Margins Impacted by Scale - Revenue vs. Operating Expense Slide 5

Slide 6 Operational Synergies Being Realized Achieving Planned Synergies ($12-$15 Million) SG&A as a percentage of revenue 9.7% in Q2 '08 vs. 11.9% in Q2 '07(1)

(in millions) Q1 '06 Q2 '07 Q2 '07 Proforma Q2 '08 AOCF 23.6 36.2 36 36.7 Slide 7 Adjusted Operating Cash Flow Exclusive of restructuring, integration and amortization of acquired intangibles $36.7 $36.2 1.4% Increase over Q2 '07 Operating Savings Offset Reductions in Gross Profit

Adjusted Net Income Analysis (in millions except per share data) Slide 8

2008 2008 Adjusted* Revenue $ 555.0 - $570.0 Adjusted Operating Cash Flow $ 145.0 - $151.0 Net Loss $ (31.0) - $(25.0) $ (15.0) - $ (9.0) Net Loss Per Share $ (1.39) - $(1.12) $ (0.67) - $ (0.40) Net Free Cash Flow $ 17.0 - $ 22.0 $ 28.0 - $ 32.0 Net Free Cash Flow Per Share $ 1.21 - $1.43 2008 Financial Guidance (in millions except per share) * Adjusted guidance excludes integration and restructuring expenses and amortization of purchased intangibles. Slide 9

Adjusted Operating Cash Flow Bridge (in millions) Slide 10

Sensitivity to Changes in Movie Revenue per Room Slide 11 Compared to 2007 Pro forma (millions)

Adjusted Free Cash Flow Analysis Generated Adjusted FCF of $12.4 Million in Q2 '08 vs. $(1.0) in Q1 '08 (in millions except per share) Slide 12

Covenant Analysis (in millions) Repaid $6.6 Million on Term B Loan and $7.0 Million on Revolver in First Half Debt to AOCF Leverage Ratio Reduced from 4.45x to 4.31x Slide 13

Business Strategy: Strengthen and Broaden Relationships Strengthening Relationships: Owners, Managers, Brands Customer Technology Symposium - Alexandria, VA June 4-6 - Major Customers and Brands - Outlined Technology and Product Direction HITEC: Hospitality Technology Trade Show - Austin, TX June 17-19 - Unveiled Expanded Product Line - Voted One of Top Exhibitors Slide 14

Business Strategy: Strengthen and Broaden Relationships Broaden Relationships: Expanded Offerings Professional Solutions Professional Solutions HDVOD & HDFTG Broadband Internet Macao International Healthcare Four Installations in Q2 Slide 15 FTG VOD HD Advanced IP Broadband

2008 Financial Goal: Deliver Free Cash Flow Target Focus on Reducing HD Investment Per Room Solid Progress in Q2: Components and Customer Contributions Expect Further Reductions Over Next 12 Months - VOD: New Server; Simpler Configurations - FTG: Lower Cost Equipment; Hotel Purchases Focus on Managing Capital Investment Activity Moderating Based on Economic Environment: $15 Million Target for Q3 Updated Adjusted FCF Target: $28 to $32 Million Original Target: $25 to $35 Million Free Cash Flow Per Share: $1.21 to $1.43 Focus on Leverage Reduction Slide 16

Copyright (c) 2008 LodgeNet Interactive Corporation. All rights reserved. Slide 17

Reconciliation of Operating Income to Adjusted Operating Cash Flow Slide 18

Reconciliation of Net Loss to Adjusted Net Loss Slide 19

Reconciliation of Adjusted Free Cash Flow Slide 20